EXHIBIT 99.1

The Manitowoc Company Announces Management Transition

Glen E. Tellock Named President and CEO, Terry D. Growcock to Remain Chairman, Eric Etchart appointed as President of Manitowoc Crane Group

MANITOWOC, Wis., May 1, 2007 /PRNewswire-FirstCall via COMTEX News Network/ — The Manitowoc Company, Inc. (NYSE: MTW) today announced that the company’s board of directors has elected Glen E. Tellock, 46, as president and chief executive officer, effective immediately. Tellock succeeds Terry D. Growcock, 61, who will remain chairman of the board of directors through 2008. Tellock was also appointed to serve on the board for a term that expires in 2008.

“This is the perfect situation for a change in leadership. The company’s performance has never been stronger nor its future brighter,” said Growcock. “As former chief financial officer and then president of our largest segment, Glen has a complete understanding of the value drivers of our business. I’ll remain engaged with the company as chairman while Glen and his team execute Manitowoc’s strategies of global growth and shareholder value creation.”

“I am honored by the opportunity to lead a great company with great brands,” said Tellock. “In less than a decade, under Terry’s leadership Manitowoc was transformed from a North American manufacturing company into a global provider of innovative products and world-class service. The bar is high, and we have the team in place to clear it.”

“The emphasis Terry had placed on developing our people and processes has created a deep pool of talented management, including Eric Etchart. Eric becomes president of Manitowoc Crane Group after having served as Executive Vice President of the Asia Pacific region. Eric has been a key member of our Asia Pacific team since 1998, before which he managed the Potain brand in Italy. With Eric’s global experience, his move to group president will be seamless,” Tellock said.

Prior to being named CEO, Tellock had been senior vice president of The Manitowoc Company and president of Manitowoc Crane Group since 2002. Previously, he served as senior vice president and chief financial officer (1999 to 2002), vice president of finance and treasurer (1998 to 1999), corporate controller (1992 to 1998) and director of accounting (1991 to 1992). Prior to joining the company, Tellock served as financial planning manager with the Denver Post Corporation, and as audit manager for Ernst & Whinney.

Growcock had been the company’s president and chief executive officer since 1998 and has served as chairman of the board since October 2002. He has also been a director since 1998. Growcock joined the company in 1994 as executive vice president and general manager of Manitowoc Ice. In March 1995, he was appointed president of Manitowoc Foodservice Group and served in that capacity until his promotion to president and chief executive officer in 1998. Prior to joining the company, Mr. Growcock served in numerous management and executive positions with Siebe plc and United Technologies Corporation. Currently, Mr. Growcock also serves as a director of Harris Corporation and Bemis Manufacturing Company, Chairman of Wisconsin Manufacturers and Commerce, and director of the National Association of Manufacturers.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

— anticipated changes in revenue, margins, and costs,

— new crane and foodservice product introductions,

— successful and timely completion of facility expansions,

— foreign currency fluctuations,

— increased raw material prices, including steel prices,

— steel industry conditions,

— the risks associated with growth,

— geographic factors and political and economic risks,

— actions of company competitors,

— changes in economic or industry conditions generally or in the markets served by our companies,

— work stoppages and labor negotiations,

— changes in senior management,

— government approval and funding of projects,

— the ability of our customers to receive financing, and

— the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SOURCE The Manitowoc Company, Inc.

Thomas G. Musial, Senior Vice President of Human Resources and Administration of The Manitowoc Company, Inc.,
+1-920-652-1738